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                                                                    EXHIBIT 11.1

                        VISTA MEDICAL TECHNOLOGIES, INC.
                  STATEMENT RE: COMPUTATION OF PER SHARE DATA


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
                                                                    YEARS ENDED DECEMBER 31,          PERIOD ENDED MARCH 31,
                                                              -------------------------------------  ------------------------
                                                                 1994         1995         1996         1996         1997
                                                              -----------  -----------  -----------  -----------  -----------
Net loss....................................................  $(2,090,709) $(3,273,950) $(7,439,139) $(1,153,583) $(3,318,071)
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Weighted Average common shares outstanding..................          750       64,870      148,875      197,544      601,953
Adjustments to reflect requirements of the Securities and
 Exchange Commission (Effect of SAB 83).....................    2,291,632    2,291,632    2,291,632    2,291,632    2,291,632
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Adjusted weighted average common shares outstanding.........    2,292,382    2,356,502    2,440,507    2,489,176    2,893,585
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Historical net loss per share...............................  $     (0.91) $     (1.39) $     (3.05) $     (0.46) $     (1.15)
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Adjusted weighted average common shares outstanding.........                              2,440,507                 2,893,585
Effect of assumed conversion of preferred shares from date
 of issuance................................................                              6,186,391                 6,186,391
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Adjusted weighted average pro forma common shares
 outstanding................................................                              8,626,898                 9,079,976
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Pro forma net loss per share................................                            $     (0.86)              $     (0.37)
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